Exhibit 1.02
(Translation)
REGULATIONS OF THE BOARD OF DIRECTORS
OF
PIONEER CORPORATION
(Pioneer Kabushiki Kaisha)

Article 1. (Purpose)
     Unless otherwise provided by laws or ordinances or in the Articles of Incorporation, matters pertaining to the Board of Directors of the Company shall be governed by these regulations.
Article 2. (Duty)
     The Board of Directors shall decide basic policies regarding the management and administration of the Company and supervise the execution thereof.
Article 3. (Kind of Meetings)
     Meetings of the Board of Directors (hereinafter referred to as “Meetings”) shall consist of two kinds, namely, ordinary Meetings and extraordinary Meetings. Ordinary Meetings, in principle, shall be held once a month while extraordinary Meetings shall be held whenever necessary.
Article 4. (Person to Convene Meetings)
(1)	Unless otherwise provided by laws or ordinances, the President and Director shall convene the Meetings.

(2)	If the President and Director is unable to act, another director shall convene the Meetings in accordance with an order of priority previously determined by the Board of Directors.
Article 5. (Convocation Notice)
(1)	The notice for convening a Meeting shall be given to each director and corporate auditor three (3) days prior to the date of the Meeting; provided, however, that such period may be shortened in case of emergency.

(2)	With the consent of all the directors and the corporate auditors, a Meeting may be held without advance notice of convocation.

Article 6. (Chairman of Meetings)
(1)	The President and Director shall act as chairman of the Meetings.

(2)	If the President and Director is unable to act, another director shall act as the chairman in accordance with an order of priority previously determined by the Board of Directors.
Article 7. (Method of Making Decisions at Meetings)
(1)	A resolution of at a Meeting shall require the presence of a majority of the total number of directors entitled to vote and it shall be adopted by a majority vote of the directors present.

(2)	A director who has a special interest in respect of an item on the agenda shall not participate in the resolution mentioned in the preceding paragraph.
Article 8. (Matters Requiring Resolutions)
(1)	The following matters shall be determined by a resolution of the Board of Directors.
1.	Matters pertaining to shares
(i)	Issuance of offered new shares

(ii)	Splitting of shares and amendments to the Articles of Incorporation related thereto

(iii)	Gratuitous allocation of shares

(iv)	Purchase or cancellation of the Company’s own shares

(v)	Reduction of the number of shares constituting one unit of stock or abolition of the unit share system and amendments to the Articles of Incorporation related thereto

(vi)	Issuance of offered stock acquisition rights

(vii)	Free allocation of stock acquisition rights

(viii)	Cancellation of stock acquisition rights

(ix)	Determination or change of a transfer agent and its place of business

(x)	Establishment of the record date

(xi)	Adoption, amendment or abolition of the Share Handling Regulations
2.	Matters pertaining to general meetings of shareholders
(i)	Convocation of general meetings of shareholders

(ii)	Adoption of a system in which voting rights may be exercised by electronic means

(iii)	Determination of matters with which the general meeting of shareholders has by its resolution entrusted the Board of Directors
3.	Matters pertaining to directors and the Board of Directors
(i)	Election or change of representative director(s) and director(s) with specific titles

(ii)	Approval of a director’s transaction in competition with the Company’s business

(iii)	Approval of a transaction between the Company and a director

(iv)	Assumption by a director of a concurrent office of director, auditor, etc. of other company or business organization
4.	Matters pertaining to accounts of the Company
(i)	Approval of accounting documents and the detailed statement accompanying the same

(ii)	Payment of interim dividends
5.	Matters pertaining to bonds
(i)	Issuance of offered bonds (excluding matters which can be delegated to the directors)

(ii)	Issuance of offered bonds with stock acquisition rights (excluding matters which can be delegated to the directors)
6.	Matters pertaining to important business affairs
(i)	Acquisition, disposition and borrowing of substantial assets, as well as establishment of substantial guarantees and substantial lien or mortgage

(ii)	Substantial borrowings

(iii)	Establishment, alteration and abolition of important organizational units

(iv)	Establishment, alteration and abolition of important business offices and facilities

(v)	Important agreements or litigations

(vi)	Substantial investments

(vii)	Establishment or adoption, as well as amendment and abolition of important regulations of the Company

(viii)	Appointment or change of executive officer(s) and executive officer(s) with specific titles

(ix)	Appointment or change of senior employee(s)

(x)	Establishment and maintenance of (a) a system for ensuring that the execution of duties of directors is in compliance with laws and ordinances and the Articles of Incorporation, and (b) systems procuring appropriateness of the operations of the Company (together with (a), so called “internal control system”)

(xi)	Appointment or change of member(s) of the Nominating Committee, the Compensation Committee and the Special Committee, each of which Committee is described in the regulations thereof
7.	Any other matters which the Board of Directors shall deem necessary
(2)	In case of emergency, the President and Director may effectuate any matter to be resolved by the Board of Directors without first obtaining a resolution of the Board of Directors unless such execution conflicts with the laws or ordinances or the Articles of Incorporation; provided, however, that approval for such execution shall be obtained at the subsequent Meeting.
Article 9. (Deemed Resolutions of the Board of Directors)
     When any director proposes matters to be resolved by the resolution of the Board of Directors, the Company shall deem that such matters are adopted by a resolution of the Board of Directors if all the directors who may participate in the resolution express their unanimous consent to such matters in writing or digitally, unless any corporate auditor expresses objections thereto.
Article 10. (Report)
(1)	The President and Director shall report to the Board of Directors the matters pertaining to the execution of business affairs in general.

(2)	A director who has conducted a transaction in competition with the Company’s business or a transaction with the Company shall report to the Board of Directors the material facts regarding said transaction, unless such matters are notified to all the directors and the corporate auditors.
Article 11. (Presence of Persons Other than Directors and Corporate Auditors)
     The Board of Directors may, when it deems necessary, request the presence of any person other than directors and corporate auditors at a Meeting and may ask for his/her opinion or explanation thereat.
Article 12. (Minutes)
(1)	The substance of the proceedings at the Meetings and the results thereof, as well as other matters provided for by laws or ordinances shall be recorded in the minutes in writing or digitally and the directors and corporate auditors present shall affix their names and seals thereto or put their electronic signatures thereon.

(2)	In case of each of the following items, the minutes shall contain the relevant matters as set below.
1.	When the Company deemed that a resolution of the Board of Directors was adopted pursuant to the provisions of Article 9 of these regulations:
(i)	Details of matters which were deemed to have been adopted

(ii)	Name of the directors who proposed the matters mentioned in (i)

(iii)	Date on which the resolution was deemed to have been adopted

(iv)	Name of the directors who prepared the minutes
2.	When the reporting to the Meetings became unnecessary pursuant to the proviso of Article 10, Paragraph 2 of these regulations:
(i)	Details of matters the reporting of which became unnecessary

(ii)	Date on which such reporting became unnecessary

(iii)	Name of the directors who prepared the minutes
(3)	Minutes shall be retained at the head office for ten (10) years.
Article 13. (Notices to Absent Directors and Corporate Auditors)
     Any director or corporate auditor who is absent from a Meeting shall be notified of the substance of the proceedings and the result thereof.
Article 14. (Amendment to or Abolition of These Regulations)
     Any amendment to the provisions of, or abolition of, these regulations shall require a resolution of the Board of Directors.
SUPPLEMENTARY PROVISIONS
     These regulations shall come into force on June 29, 2006.